UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2023

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona
85040
(Address of principal executive office) (Zip Code)
(905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Cost Associated with Exit or Disposal Activities.

Reduction in Force

On April 27, 2023, MedAvail Holdings, Inc. (the “Company”) completed an additional reduction in force (the “Reduction”), in which approximately 27% of the Company’s current full-time employees were immediately terminated, effective April 28, 2023. The Company notified such employees of their termination on April 27, 2023. The Reduction is in connection with the Company’s continued efforts to evaluate its business and to look for ways to leverage opportunities to streamline operations and achieve cost savings with a focus on its pharmacy technology business. This resulted in the Company identifying several roles for elimination.

The actions that are being undertaken by the Company in connection with the Reduction are expected to result in further annualized operating expense savings of $1.8 million to $2.0 million compared to the full year 2022. The Company may incur additional expenses not currently contemplated due to events associated with the Reduction. The changes that the Company expects to incur in connection with the Reduction are estimates and subject to a number of assumptions, and actual results may differ materially.

This Item 2.05 contains forward-looking statements that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward looking statements are statements that are not historical facts. Words such as “expects,” “believes,” “will,” “may,” “anticipates,” “intends,” “plans,” “estimates,” “seek,” “predict,” “project,” “potential” or the negatives of these terms or variations of them or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the anticipated benefits of the Reduction, the anticipated timing and details of the reduction in workforce and expected charges and costs associated with the reduction in workforce that we expect to incur. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management, and are subject to a number of risks and uncertainties. Factors that could cause actual results to differ materially from current expectations include possible changes in the expected costs and charges associated with the Reduction, and risks associated with the Company’s ability to achieve the expected benefits of the Reduction and realignment of Company’s resources. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on April 14, 2023 and Company’s other filings filed from time to time with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statement, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: February 28, 2023	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer